                                  EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS





INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, Texas


         We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of INSpire Insurance Solutions, Inc. for the periods ended June 30, 1999 and 1998, as indicated in our report dated July 21, 1999; because we did not perform an audit, we expressed no opinion on that information.

         We are aware that our report referred to above, which is included in this Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated by reference in Registration Statement No. 333-36271 on Form S-8.

         We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, as amended, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
August 16, 1999


                                       16